Exhibit 5.1

Dykema Gossett PLLC Suite 300 39577 Woodward Avenue Bloomfield Hills, Michigan 48304 www.dykema.com Tel: (248) 203-0700 Fax: (248) 203-0763
July 9, 2009
Citizens Republic Bancorp, Inc.
328 South Saginaw Street
Flint, Michigan 48502
Ladies and Gentlemen:
We have acted as counsel to Citizens Republic Bancorp, Inc., a Michigan corporation (the “Company”), ”), in connection with a Registration Statement on Form S-4, as thereby amended from time to time, filed by the Company with the Securities and Exchange Commission (as amended, the “Registration Statement”), relating to common stock, no par value (the “Common Shares”), of the Company issuable upon exchange (the “Exchange Offers”) for (i) a certain series of trust preferred securities and (ii) the Company’s outstanding 5.75% Subordinated Notes due 2013 (the “Subordinated Notes”), each as described in the Registration Statement. The Exchange Offers are subject to the satisfaction of several conditions, including approval by the shareholders of the Company of an amendment to the Company’s amended and restated articles of incorporation increasing the total number of shares of authorized common stock (the “Authorized Share Amendment”) and approval by the shareholders of the Company of the issuance of the Common Shares in exchange for the Subordinated Notes in accordance with Nasdaq Marketplace Rule 5635 (the “Subordinated Note Exchange”).
We have examined such documents, including the resolutions of the Board of Directors of the Company, and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic originals of all documents submitted to us as copies and the continued effectiveness of the Registration Statement.
We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have
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Citizens Republic Bancorp, Inc.
July 9, 2009

relied upon information obtained from officers of the Company and from public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.
Based on the foregoing, we are of the opinion that, when (i) the Registration Statement relating to the Common Shares has become effective under the Securities Act of 1933, as amended (the “Act”), (ii) the Authorized Share Amendment and the Subordinated Note Exchange shall have been approved by the shareholders of the Company, (iii) the certificate of amendment to the Company’s amended and restated articles of incorporation reflecting the Authorized Share Amendment shall have been filed in accordance with the Michigan Business Corporation Act, and (iv) the Common Shares have been issued and delivered in exchange for the trust preferred securities and the Subordinated Notes in accordance with the terms and conditions of the Exchange Offers, the Common Shares will be validly issued, fully paid and nonassessable.
Our opinions expressed above are limited to the laws of the State of Michigan and the federal laws of the United States of America.
We hereby consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
Very truly yours,
/s/ Dykema Gossett pllc
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